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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Ribi Immunochem Research, Inc. 1986 Stock Option Plan, the Ribi Immunochem Research, Inc. 1996 Director Option Plan and the Ribi Immunochem Research, Inc. 1996 Stock Option Plan of our report dated February
3, 1999 with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Seattle, Washington
October, 21, 1999